UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2007

OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

            Maryland

   0-14533

  52-1322906

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Oxford Residential Properties I Limited Partnership, a Maryland limited partnership (the “Registrant”), owns a 100% interest in ORP Three, LLC, a Maryland limited partnership (“ORP Three”). ORP Three owns Fairlane East Apartments (“Fairlane East”), a 244-unit apartment complex located in Dearborn, Michigan.  The mortgage encumbering Fairlane East of approximately $9,776,000 at September 30, 2007 consists of a fixed interest rate of 4.21% per annum and requires monthly payments of principal and interest of approximately $71,000 until the June 1, 2023 maturity date, at which time the loan is scheduled to be fully amortized.  The loan has a call option, which allows for the mortgage lender to declare the outstanding principal balance of the loan due and payable on July 1, 2008 and on every fifth anniversary thereafter.  On December 18, 2007, the holder of the mortgage encumbering Fairlane East exercised its option to declare the entire outstanding principal balance to be due and payable on July 1, 2008.

The Registrant also owns a 100% interest in ORP One, LLC, a Maryland limited partnership (“ORP One”). ORP One owns Raven Hill Apartments (“Raven Hill”), a 304-unit apartment complex located in Burnsville, Minnesota.  The mortgage encumbering Raven Hill of approximately $10,398,000 at September 30, 2007 consists of a fixed interest rate of 4.21% per annum and requires monthly payments of principal and interest of approximately $75,000 until the June 1, 2023 maturity date, at which time the loan is scheduled to be fully amortized. The loan has a call option, which allows for the mortgage lender to declare the outstanding principal balance of the loan due and payable on July 1, 2008 and on every fifth anniversary thereafter.  On December 18, 2007, the holder of the mortgage encumbering Fairlane East exercised its option to declare the entire outstanding principal balance to be due and payable on July 1, 2008.

The Registrant is exploring financing options for Fairlane East and Raven Hill.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Residential Properties I Limited Partnership

By: Oxford Residential Properties I Corporation
Managing General Partner

By: /s/Stephen B. Waters
Stephen B. Waters
Vice President

Date: December 24, 2007